Exhibit 99.1

NEWS RELEASE

Visteon Delivers Strong Third Quarter 2025
Margin Expansion and Cash Generation

VAN BUREN TOWNSHIP, Mich., October 23, 2025 — Visteon Corporation (NASDAQ: VC) today reported third quarter financial results. Highlights include:

•Sales of $917 million
•Net income of $57 million
•Diluted earnings per share of $2.04, adjusted earnings per share of $2.15
•Adjusted EBITDA of $119 million
•Operating cash flow of $292 million and adjusted free cash flow of $215 million for the first nine months
•Healthy balance sheet with net cash of $459 million at quarter end
•Paid first quarterly dividend
•New business wins of $1.8 billion and 28 new product launches

Third Quarter Results

Visteon reported net sales of $917 million, a decline of 6% year-over-year. The decline was primarily driven by the expected sales reduction of Battery Management Systems in the U.S. and sales decline in China, as well as unplanned downtime at JLR during the month of September. These headwinds were partially offset by the strong performance of our cockpit electronics business in Europe and the Americas.

Gross margin in the third quarter was $131 million. Net income attributable to Visteon was $57 million or $2.04 per diluted share. Adjusted EBITDA, a non-GAAP measure defined below, was $119 million, highlighting continued strong operational execution and cost performance across the business. These results reflect Visteon’s ability to deliver consistent earnings performance.

For the nine months ended September 30, 2025, the Company generated $292 million in operating cash flow and $215 million in adjusted free cash flow, a non-GAAP measure defined below. Capital expenditures during the first nine months were $88 million. Visteon ended the third quarter with $765 million in cash and $306 million in debt, resulting in a net cash position of $459 million. The Company’s strong balance sheet provides the flexibility to continue executing on our growth investments, margin initiatives including vertical integration, and shareholder returns.

The third quarter represented another strong quarter of new business wins, securing $1.8 billion of business and bringing the year-to-date total to $5.7 billion. These wins were led by advanced display and SmartCoreTM cockpit domain controller programs, including our second high-performance compute win with integrated AI capabilities for a domestic Chinese OEM. Other notable awards included a multi-display module for a high-performance EV platform for a global OEM, a dual OLED display for multiple vehicle models for a premium luxury OEM, and a digital cluster for a key Japanese OEM.

Visteon also launched 28 new products during the quarter across ten OEMs, including the launch of our AllGoTM App Store on the Suzuki Vitara Brezza. Other key passenger vehicle launches included a SmartCoreTM cockpit domain controller for the Zeekr 001 electric SUV for China and Europe, an audio infotainment system on the Ford Super-Duty in North America, a dual display for the Renault Boreal in Brazil, and a multi-display module for the Chevrolet Corvette. Momentum in the two-wheeler and commercial vehicle markets continued with a digital cluster for the TVS Apache and a SmartCoreTM cockpit domain controller for Volvo Construction Equipment.

“Our third quarter performance reflects continued progress against our long-term growth strategy,” said President and CEO Sachin Lawande. “We delivered another quarter of margin expansion and strong cash generation, launched 28 new products, secured $1.8 billion in new business wins, and paid our first quarterly dividend. These achievements highlight the increasing value of the in-cabin experience and the strength of our technology portfolio in driving sustainable results.”

Financial Outlook

Based on our year-to-date performance and outlook for the fourth quarter, Visteon is maintaining its full-year 2025 guidance range of $3.70 – $3.85 billion, adjusted EBITDA of $475 – $505 million, and adjusted free cash flow of $195 – $225 million. Adjusted EBITDA and adjusted free cash flow are tracking towards the high end of the ranges while sales are tracking below the midpoint. Our guidance does not contemplate any potential impact of Nexperia supply disruptions on both Visteon and the automotive industry.

About Visteon

Visteon (NASDAQ: VC) is advancing mobility through innovative technology solutions that enable a software-defined future. The Company's state-of-the-art product portfolio merges digital cockpit innovations, advanced displays, AI-enhanced software solutions, and integrated EV architecture solutions. With expertise spanning passenger vehicles, commercial transportation, and two-wheelers, Visteon partners with global OEMs to create safer, cleaner, and more connected journeys. Headquartered in Van Buren Township, Michigan, Visteon operates in 18 countries, employing a global network of innovation centers and manufacturing facilities. In 2024, the Company recorded annual sales of approximately $3.87 billion and secured $6.1 billion in new business. For more information, visit visteon.com.

Conference Call and Presentation
Today, Thursday, October 23, at 9 a.m. ET, the Company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.

The dial-in numbers to participate in the call are:

U.S./Canada: 1-888-330-2508
Outside U.S./Canada: 1-240-789-2735
Conference ID: 8897485

(Call approximately 10 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the Investors section of Visteon’s website.

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Use of Non-GAAP Financial Information
Because not all companies use identical calculations, adjusted EBITDA, adjusted net income, adjusted EPS, free cash flow and adjusted free cash flow used throughout this press release may not be comparable to other similarly titled measures of other companies.

In order to provide the forward-looking non-GAAP financial measures for full-year 2025, the Company provides reconciliations to the most directly comparable GAAP financial measures on the subsequent slides. The provision of these comparable GAAP financial measures is not intended to indicate that the Company is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Forward-looking Information
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:
•uncertainties in U.S. or foreign policy regarding trade agreements, tariffs or other international trade policies and any response to such actions by foreign countries;
•continued and future impacts of the geopolitical conflicts and related supply chain disruptions, including but not limited to the conflicts in the Middle East, Russia and East Asia and the possible imposition of sanctions;
•significant or prolonged shortage of critical components from our suppliers, including but not limited to semiconductors, and particularly those who are our sole or primary sources;
•failure of the Company’s joint venture partners to comply with contractual obligations or to exert influence or pressure in China;
•conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest;
•our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms;
•our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis;
•general economic conditions, including changes in interest rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;
•disruptions in information technology systems including, but not limited to, system failure, cyber-attack, malicious computer software (malware including ransomware), unauthorized physical or electronic access, or other natural or man-made incidents or disasters;
•increases in raw material and energy costs and our ability to offset or recover these costs; increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, prohibit, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of Visteon's or its supplier's products or assets; and
•those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our subsequent filings with the Securities and Exchange Commission).
Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025. New business wins and re-wins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer price reductions and currency exchange rates.

Follow Visteon:
Visteon Contacts:

Media:
Media@Visteon.com
Investors:
Investor@Visteon.com

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In millions except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Net sales	$917	$980	$2,820	$2,927
Cost of sales	(786)	(849)	(2,410)	(2,530)
Gross margin	131	131	410	397
Selling, general and administrative expenses	(53)	(51)	(148)	(152)
Restructuring, net	(3)	(28)	(4)	(31)
Interest income, net	3	—	6	—
Equity in net income (loss) of non-consolidated affiliates	1	(3)	5	(7)
Other income (expense), net	2	2	4	7
Income (loss) before income taxes	81	51	273	214
Provision for income taxes	(22)	(11)	(78)	(55)
Net income (loss)	59	40	195	159
Less: Net (income) loss attributable to non-controlling interests	(2)	(1)	(8)	(7)
Net income (loss) attributable to Visteon Corporation	$57	$39	$187	$152

Comprehensive income (loss)	$60	$69	$253	$153
Less: Comprehensive (income) loss attributable to non-controlling interests	(3)	(7)	(15)	(10)
Comprehensive income (loss) attributable to Visteon Corporation	$57	$62	$238	$143

Basic earnings (loss) per share attributable to Visteon Corporation	$2.09	$1.41	$6.88	$5.51

Diluted earnings (loss) per share attributable to Visteon Corporation	$2.04	$1.40	$6.78	$5.45

Average shares outstanding (in millions)
Basic	27.3	27.6	27.2	27.6
Diluted	27.9	27.9	27.6	27.9

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	September 30,	December 31,
	2025	2024
ASSETS
Cash and equivalents	$762	$623
Restricted cash	3	3
Accounts receivable, net	574	578
Inventories, net	313	283
Other current assets	126	109
Total current assets	1,778	1,596

Property and equipment, net	489	452
Intangible assets, net	224	152
Right-of-use assets	131	100
Investments in non-consolidated affiliates	27	27
Deferred tax assets	441	441
Other non-current assets	164	94
Total assets	$3,254	$2,862

LIABILITIES AND EQUITY
Short-term debt	$18	$18
Accounts payable	533	505
Accrued employee liabilities	111	107
Current lease liability	21	29
Other current liabilities	258	257
Total current liabilities	941	916

Long-term debt, net	288	301
Employee benefits	105	127
Non-current lease liability	115	78
Deferred tax liabilities	62	43
Other non-current liabilities	181	87

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,389	1,376
Retained earnings	2,727	2,548
Accumulated other comprehensive loss	(255)	(306)
Treasury stock	(2,379)	(2,390)
Total Visteon Corporation stockholders’ equity	1,483	1,229
Non-controlling interests	79	81
Total equity	1,562	1,310
Total liabilities and equity	$3,254	$2,862

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
OPERATING
Net income (loss)	$59	$40	$195	$159
Adjustments to reconcile net income (loss) to net cash provided from (used by) operating activities:
Depreciation and amortization	28	25	80	71
Non-cash stock-based compensation	11	10	34	31
Equity in net loss (income) of non-consolidated affiliates, net of dividends remitted	(1)	3	(5)	7
Tax valuation allowance expense (benefit)	1	(7)	1	(7)
Other non-cash items	1	3	(3)	10
Changes in assets and liabilities:
Accounts receivable	46	(6)	43	(55)
Inventories	(17)	—	(13)	(23)
Accounts payable	(34)	(5)	6	3
Other assets and other liabilities	33	35	(46)	28
Net cash provided from operating activities	127	98	292	224
INVESTING
Capital expenditures, including intangibles	(22)	(28)	(88)	(96)
Acquisition of business, net of cash acquired	—	(48)	(50)	(48)
Other	1	—	2	(4)
Net cash used by investing activities	(21)	(76)	(136)	(148)
FINANCING
Principal repayment of term debt facility	(4)	(4)	(13)	(13)
Dividends to non-controlling interests	(2)	—	(20)	—
Cash Payments for dividends	(8)	—	(8)	—
Repurchase of common stock	—	—	(7)	(20)
Stock based compensation tax withholding payments	—	—	(7)	(7)
Proceeds from the exercise of stock options	—	—	3	—
Net cash used by financing activities	(14)	(4)	(52)	(40)
Effect of exchange rate changes on cash	2	27	35	(1)
Net increase (decrease) in cash, equivalents, and restricted cash	94	45	139	35
Cash, equivalents, and restricted cash at beginning of the period	671	508	626	518
Cash, equivalents, and restricted cash at end of the period	$765	$553	$765	$553

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company's operating activities across reporting periods. The Company defines adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, provision for (benefit from) income taxes, non-cash stock-based compensation expense, net interest expense, net income attributable to non-controlling interests, net restructuring expense, equity in net (income)/loss of non-consolidated affiliates, gain on non-consolidated affiliate transactions, and other gains and losses not reflective of the Company's ongoing operations. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Nine Months Ended		Estimated
	September 30,		September 30,		Full Year
Visteon:	2025	2024	2025	2024	2025
Net income attributable to Visteon Corporation	$57	$39	$187	$152	$239
Depreciation and amortization	28	25	80	71	105
Non-cash, stock-based compensation expense	11	10	34	31	46
Provision for income taxes	22	11	78	55	95
Restructuring, net	3	28	4	31	5
Interest income, net	(3)	—	(6)	—	(8)
Net income attributable to non-controlling interests	2	1	8	7	10
Equity in net loss (income) of non-consolidated affiliates	(1)	3	(5)	7	(7)
Other	—	2	2	3	5
Adjusted EBITDA	$119	$119	$382	$357	$490 [1]

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company's business strategies, and (iii) because the Company's credit agreements use similar measures for compliance with certain covenants.

1 Based on mid-point of the range of the Company's financial guidance.

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and adjusted free cash flow are presented as supplemental measures of the Company's liquidity that management believes are useful to investors in analyzing the Company's ability to service and repay its debt. The Company defines free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Because not all companies use identical calculations, this presentation of free cash flow and adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Nine Months Ended		Estimated
	September 30,		September 30,		Full Year
Visteon:	2025	2024	2025	2024	2025
Cash provided from operating activities	$127	$98	$292	$224	$330
Capital expenditures, including intangibles	(22)	(28)	(88)	(96)	(140)
Free cash flow	$105	$70	$204	$128	$190
Restructuring related payments	5	3	11	7	20
Adjusted free cash flow	$110	$73	$215	$135	$210 [2]

Free cash flow and adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses free cash flow and adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

2 Based on mid-point of the range of the Company's financial guidance.

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company's profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of restructuring expense, loss on divestiture, gain on non-consolidated affiliate transactions, other gains and losses not reflective of the Company's ongoing operations and related tax effects. The Company defines adjusted earnings per share as adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of adjusted net income and adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income attributable to Visteon	$57	$39	$187	$152

Diluted earnings per share:
Net income attributable to Visteon	$57	$39	$187	$152
Average shares outstanding, diluted	27.9	27.9	27.6	27.9
Diluted earnings per share	$2.04	$1.40	$6.78	$5.45

Adjusted net income and adjusted earnings per share:
Net income attributable to Visteon	$57	$39	$187	$152
Restructuring, net	3	28	4	31
Other	—	2	2	3
Tax impacts of adjustments	—	(6)	(1)	(7)
Adjusted net income	$60	$63	$192	$179
Average shares outstanding, diluted	27.9	27.9	27.6	27.9
Adjusted earnings per share	$2.15	$2.26	$6.96	$6.42

Adjusted net income and adjusted earnings per share are not recognized terms under U.S. GAAP and do not purport to be a substitute for profitability. Adjusted net income and adjusted earnings per share have limitations as analytical tools as they do not consider certain restructuring and transaction-related payments and/or expenses. In addition, the Company uses adjusted net income and adjusted earnings per share for internal planning and forecasting purposes.